PPL Corporation	Exhibit 21
Subsidiaries of the Registrant
At December 31, 2012

Company Name	State or Jurisdiction of
Business Conducted under Same Name	Incorporation/Formation

LG&E and KU Energy LLC	Kentucky

Louisville Gas and Electric Company	Kentucky

Kentucky Utilities Company	Kentucky and Virginia

PPL Electric Utilities Corporation	Pennsylvania

PPL Energy Funding Corporation	Pennsylvania

PPL Energy Supply, LLC	Delaware

PPL Generation, LLC	Delaware

PPL Susquehanna, LLC	Delaware

PPL Martins Creek, LLC	Delaware

PPL Montana Holdings, LLC	Delaware

PPL Montana, LLC	Delaware

PPL Global, LLC	Delaware

PMDC International Holdings, Inc.	Delaware

PPL UK Holdings, LLC	Delaware

PPL UK Resources Limited	United Kingdom

PPL WW Holdings Limited	United Kingdom

Western Power Distribution LLP	United Kingdom

Western Power Distribution (South West) plc	United Kingdom

Western Power Distribution (South Wales) plc	United Kingdom

PPL UK Investments Limited	United Kingdom

PPL WEM Holdings plc	United Kingdom

WPD Midlands Holdings Limited	United Kingdom

Western Power Distribution (East Midlands) plc	United Kingdom

Western Power Distribution (West Midlands) plc	United Kingdom